MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Certified Public Accountants and Consultants

Report of Independent Registered Public Accounting Firm

1199 South Fairway Drive, 2nd Floor Walnut California 91789

PO Box 3949

City of Industry, California 91744

(909) 594-2713 Fax: (909) 594-2357

www.mswft.com

To the Board of Directors

CityCaps Information Technology Co., Ltd.

Consent of Independent Registered Public Accounting Firm

CityCaps Information Technology Co., Ltd.

Audited Financial Statements

June 30, 2004

We consent to the incorporation in form 8K (amended) filing of World Wide Web, Inc.’s of our report dated August 19, 2004 on our audit of the consolidated financial statements of CityCaps Information Technology Co., Ltd. as of June 30, 2004 and for the period from inception (January 1, 2004) to June 30, 2004 then ended, which our report is incorporated in the Form 8K (amended).

/s/  Moore Stephens Wurth Frazer and Torbet, LLP

Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

October 21, 2004